Houston – Taurus Entertainment Companies (OTCBB: TAUR), a Texas based physical therapy and rehabilitation services company through its subsidiary P.T. Centers Inc., has closed its acquisition of two outpatient physical therapy clinics in Jackson, Mississippi. The acquisition consisted of a combination of stock and cash.

Alfred Oglesby, CEO of Taurus Entertainment Companies, stated, “This acquisition is a platform for future growth and brings over 20 years experience in the healthcare industry to our management team.”

Frank Wiley, owner of the clinics, commented, “We are excited to be moving into our next phase of growth by teaming up with Taurus Entertainment Companies, giving us the ability to offer more services and products.”

Wiley has over 20 years experience in the healthcare industry including Medicare and Medicaid. Prior to starting the physical therapy clinics in Mississippi, Wiley was the program director at Riverside General Hospital.

Safe Harbor Statement: The statements contained herein that are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including but not limited to, certain delays beyond the company’s control with respect to market acceptance of new technologies or products, delay in testing and evaluation of products, and other risks detailed from time to time in the company’s SEC filings.

CONTACT INFORMATION:
Taurus Entertainment Companies
Alfred Oglesby, 281-207-5485 (Investor Relations)
alfred@bluestarpt.com

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